UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2011, Ablaris Therapeutics, Inc. (“Ablaris”), a majority-owned subsidiary of Arrowhead Research Corporation (the “Company”), entered into Stock Purchase Agreements (the “Agreements”) with several investors, including the Company, whereby the investors invested approximately $1.2 million through a purchase of Ablaris Series A Preferred Stock. The Company invested $800,000 in the offering. Ablaris Series A Preferred Stock has a liquidation preference and is convertible to one share of Ablaris common stock. The Agreements represent an additional closing in an offering that raised $1.7 million in gross proceeds in an initial closing on January 13, 2011. After giving effect to the Ablaris Purchase Agreements, the Company owns 64% of the outstanding securities of Ablaris. The securities were offered in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D under the Act.

The foregoing is intended only as a summary of the terms of the Ablaris Agreement and is qualified in its entirety by the text of the Agreements, the form of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2011

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer